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                                                                EXHIBIT 99.8


                           TWENTY-SECOND AMENDMENT TO
                    NATIONAL CONVENIENCE STORES INCORPORATED
                         PROFIT SHARING PLAN AND TRUST

                              W I T N E S S E T H

         National Convenience Stores Incorporated ("Company") has adopted, effective July 1, 1968, the National Convenience Stores Incorporated Profit Sharing Plan and Trust ("Plan"). Section 16 of the Plan permits the Company to amend the Plan. Pursuant to the provisions of Section 16 of the Plan, the Company hereby amends the Plan as follows:

1. The first sentence of Article III, Section 3.1 is amended to read as follows:

          3.1 Deferral Contributions. For each Plan Year beginning with the first Plan Year with respect to which this Plan is adopted by a Signatory Company, each Participant employed by such Signatory Company may elect to have allocated to his Account as a Deferral Contribution any whole percentage from one percent (1%) to fifteen percent (15%) of his Considered Compensation for the Plan Year; provided, however, that for the purposes of satisfying IRS regulations the Committee in its discretion may limit the percentage deferred by any Participant.

2. The first sentence of Article III, Section 3.4 is amended to read as follows:

          3.4 After-Tax Employee Contributions. For each Plan Year beginning with the first Plan Year with respect to which this Plan is adopted by a Signatory Company, each Participant employed by such Signatory Company may elect to have allocated to his Account as an After-Tax Employee Contribution in two percent (2%) increments from two percent (2%) to six percent (6%) of his Considered Compensation for the Plan Year; provided, however, that for the purposes of satisfying IRS regulations the Committee in its discretion may limit the percentage allocated by any Participant.


          IN WITNESS WHEREOF, the Company has caused this Twenty-Second Amendment to be executed in its name and on its behalf by the proper officers hereto duly authorized this 25th day of July, 1995, effective as of July 1, 1995.

ATTEST:                                 NATIONAL CONVENIENCE STORES
                                          INCORPORATED



By:   /s/  A. J. GALLERANO, L.S.        By:   /s/  V. H. VAN HORN
   ----------------------------            -----------------------------------
   A. J. Gallerano, Secretary              V. H. Van Horn, President